                                                                      EXHIBIT 16

The Oakmark Fund
Total Return Calculation

Initial Investment:                   $1,000

Period:                        From November 1, 1995
                                to October 31, 1996

Number of Days in Period:               365

Total Return:                         18.07%

                              Dividend  Dividend  Dividend   Total     Account
  Date        NAV     Shares    Rate     Dollars   Shares    Shares     Value
  ----        ---     ------    ----    --------  --------   ------     -----
10/31/95    $28.47   35.1247    0.00      $0.00    0.0000   35.1247   $1,000.00
12/13/95    $29.73   35.1247    1.12     $39.51    1.3289   36.4536   $1,083.77
10/31/96    $32.39   36.4536    0.00      $0.00    0.0000   36.4536   $1,180.73

The Oakmark Balanced Fund
Total Return Calculation

Initial Investment:                   $1,000

Period:                        From November 1, 1995
                                to October 31, 1996

Number of Days in Period:               365

Total Return:                         12.90%

                             Dividend  Dividend  Dividend   Total      Account
  Date       NAV     Shares    Rate     Dollars   Shares    Shares      Value
  ----       ---     ------    ----    --------  --------   ------      -----
11/01/95   $10.00   100.0000   0.00      $0.00    0.0000   100.0000   $1,000.00
10/31/96   $11.29   100.0000   0.00      $0.00    0.0000   100.0000   $1,129.00

The Oakmark Small Cap Fund
Total Return Calculation

Initial Investment:                   $1,000

Period:                        From November 1, 1995
                                to October 31, 1996

Number of Days in Period:               365

Total Return:                         31.90%

                             Dividend  Dividend  Dividend   Total      Account
  Date       NAV     Shares    Rate     Dollars   Shares    Shares      Value
  ----       ---     ------    ----    --------  --------   ------      -----
11/01/95   $10.00   100.0000   0.00      $0.00    0.0000   100.0000   $1,000.00
10/31/96   $13.19   100.0000   0.00      $0.00    0.0000   100.0000   $1,319.00

The Oakmark International Fund
Total Return Calculation

Initial Investment:                   $1,000

Period:                        From October 31, 1995
                                to October 31, 1996

Number of Days in Period:               365

Total Return:                         24.90%

                              Dividend  Dividend  Dividend   Total      Account
  Date        NAV     Shares    Rate     Dollars   Shares    Shares      Value
  ----        ---     ------    ----    --------  --------   ------      -----
10/31/95    $12.97   77.1010    0.00      $0.00    0.0000   77.1010    $1,000.00
12/13/95    $12.16   77.1010    1.04     $80.44    6.6151   83.7161    $1,017.99
10/31/96    $14.92   83.7161    0.00      $0.00    0.0000   83.7161    $1,249.04

The Oakmark International Emerging Value Fund
Total Return Calculation

Initial Investment:                   $1,000

Period:                        From November 1, 1995
                                to October 31, 1996

Number of Days in Period:               365

Total Return:                         14.10%

                             Dividend  Dividend  Dividend   Total      Account
  Date       NAV     Shares    Rate     Dollars   Shares    Shares      Value
  ----       ---     ------    ----    --------  --------   ------      -----
11/01/95   $10.00   100.0000   0.00      $0.00    0.0000   100.0000   $1,000.00
10/31/96   $11.41   100.0000   0.00      $0.00    0.0000   100.0000   $1,141.00